NATIONAL REGISTERED A GENTS, INC.

SERVICE OF PROCESS SUMMARY TRANSMITTAL FORM
To: DAN L. GUNTER	SOP Transmittal # F L74394
ALICO, INC.
640 SOUTH MAIN STREET                                                                                                          (800) 767-1553 - Telephone
LABELLE, FL 33935-                                                                                                                       (609) 716-0820 - Fax

Entity Served: ALICO, INC.

Enclosed herewith are legal documents received on behalf of the above captioned entity by National Registered Agents, Inc. or its Affiliate in the State of FLORIDAon this 27 day of October. 2008 . The following is a summary of the document(s)

received:

1.	Title of Action: BAXTER G TROUTMAN VS JOHN R ALEXANDER, JOHN D ALEXANDER & ALICO INC, ET AL

2. Document(s) served:

X Summons                                  Subpoena                                        Injunction
X Complaint                                 Third Party Complaint                    Notice of
    Petition                                 X  Demand for Jury Trial                    Mechanics Lien
                   Garnishment                              Default Judgment                           Other:

3.	Court of Jurisdiction/ 10TH JUDICIAL CIRCUIT IN AND FOR POLK CTY FL

Case & Docket Number: 08CA10178

4.	Amount Claimed, if any:

5.	Method of Service (select one):

X Personally served by:               X Process Server                               Deputy Sheriff                            U. S Marshall
                    Delivered Via:                                Certified Mail                                  Regular Mail                               Facsimile
        (Envelope enclosed)                      (Envelope enclosed)
Other (Explain):

6.	Date and Time of Receipt: 10/27/2008 11:18:11 AM EST (GMT -5)

7.	Appearance/Answer Date: 20 Days
8. Received From: (Name. Address & Telephone Number) FROST VAN DEN BOOM & SMITH PO BOX 2188 BARTOW, FL 33831 8635330314 11. Special Comments:	9. Federal Express Airbill # 798048093309 10. Call Made to: VM - DAN L. GUNTER

NATIONAL REGISTERED AGENTS, INC.                                                                                      Copies To:

Transmitted by: Andrea Doyle

The information contained in this Summary Transmittal Form is provided by National Registered Agents, Inc. for informational purposes only and should not he considered a legal opinion. It is the responsibility of the parties receiving this form to review the legal documents forwarded and to take appropriate action.

IN THE CIRCUIT COURT OF THE TENTH JUDICIAL CIRCUIT
IN AND FOR POLK COUNTY FLORIDA

BAXTER G. TROUTMAN, derivatively as
Shareholder of and on behalf of
Alico, Inc., a Florida profit corporation,

Plaintiff, V. JOHN R. ALEXANDER, individually; JOHN D. ALEXANDER, individually; Defendants,	Case No. 08CA10178 Division: 8

and ALICO, INC.,	Nominal Defendant.
SUMMONS

THE STATE OF FLORIDA:
To Each Sheriff of the State:

           YOU ARE COMMANDED to serve this summons and a copy of the complaint or petition in this action on defendant:  ALICO, INC. by serving its Registered Agent, NRAI SERVICES, INC., 2731 EXECUTIVE PARK DRIVE, SUITE 4, WESTON, FL 33331.

Each defendant is required to serve written defenses to the complaint or petition on JOHN W. FROST, II, Esq., Plaintiffs attorney, whose address is FROST VAN DEN BOOM & SMITH, P.A., P.O. Box 2188, Bartow, FL 33831 (395 South Central Avenue, Bartow, FL 33830) (telephone: 863-533-0314), within 20 days after service of this summons on that Defendant, exclusive of the day of service, and to file the original of the defenses with the clerk of this court either before service on Plaintiffs attorney or immediately thereafter. If the Defendant fails to do so, a default will be entered against that Defendant for the relief demanded in the complaint or petition.

DATED on this	22	day of October, 2008.

RICHARD M. WEISS As Clerk of Said Court By /s/ Mary Murphy As Deputy Clerk
(COURT SEAL)

If you are a person with a disability who needs any accommodation in order to participate in this proceeding, you are entitled, at no cost to you, to the provision of certain assistance. Please contact the Office of the Court Administrator, (863) 534-4690, within two (2) working days of your receipt of this Summons; if you are hearing or voice impaired, call (TDD) (863) 534-7777 or Florida Relay Service 711.

IMPORTANTE

Usted ha sido demandado legalmente. Tiene veinte (20) dias, contados a partir del recibo de esta notificacion, para contestar la demanda adjunta, por escrito, y presentaria ante este tribunal. Una Ilamada telefonica no lo protegera; si usted desea que el tribunal considere su defensa, debe presentar su respuesta por escrito, incluyendo el numero del caso y los nombres de las partes interesadas en dicho caso. Si usted no contesta la demanda a tiempo, pudiese perder el caso y podria ser despojado de sus ingresos y propiedades, o privado de sus derechos, sin previo aviso del tribunal. Existen otros requisitos legates. Si lo desea, puede usted consultar a un abogado immediatamente. Si no conoce a un abogado, puede Hamar a una de las oficinas de asistencia legal que aparecen en la guia telefonica.

Si desea responder a la demanda por su cuenta, al mismo tiempo en que presenta su respuesta ante el tribunal, debera usted enviar par correo o entregar una copia de su respuesta a la persona denominada abajo como "Plaintiff/Plaintiffs Attorney". (Demandate o Abogado del Demanadante.)

IMPORTANTE

Des poursuites judiciaries ont ete entreprises contre vous. Vous avez 20 jours consecutifs a partir de la date de ('assignation de cette citation pour deposer une reponse ecrite a la plainte ci-jointe aupres de ce Tribunal. Un simple coup de telephone est insuffisant pourvous proteger; vous etes oblige de deposer votre reponse ecrite, avec mention du numero de dossier ci-dessus et du nom des parties nommees ici, si vous souhaitez que le Tribunal entende votre cause. Si vous ne deposez pas votre reponse ecrite dans le relai requis, vous risquez de perdre la cause ainsi que votre salaire, votre argent, et vas biens peuvent etre saisis par la suite, sans aucun preavis ulterieur du Tribunal. II y a d'autres obligations juridiques et vous pouvez requerir les services immediats d'un avocet. Si vous ne connaissez pas d'avocat, vous pourdez telephoner a un service de reference d'avocats ou a un bureau d'assistance juridique (figurant a l'annuaire de telephones).

Si vous choisissez de deposer vous-meme une reponse ecrite, it vous faudra egalement, en meme temps que cette formalite, faire parvenir ou expedier une copie au carbone ou une photocopie de votre reponse ecrite au "Plaintiff/Plaintiffs Attorney" (Plaignant ou a son avocet) nomme ci-dessous.

IN THE CIRCUIT COURT OF THE TENTH JUDICIAL CIRCUIT
IN AND FOR POLK COUNTY, FLORIDA

BAXTER G. TROUTMAN, derivatively
as Shareholder of and on behalf of
Alico, Inc., a Florida profit corporation,

Plaintiff,

Case No. Division:
v.

JOHN R. ALEXANDER, individually;
JOHN D. ALEXANDER, individually;

Defendants,

and

ALICO, INC.,

Nominal Defendant.

VERIFIED COMPLAINT
AND DEMAND FOR JURY TRIAL

Plaintiff, BAXTER G. TROUTMAN, derivatively as a Shareholder of and on behalf of Alico, Inc., a Florida profit corporation, by and through the undersigned attorneys, sues Defendants, JOHN R. ALEXANDER, individually, and JOHN D. ALEXANDER, individually, and sues Nominal Defendant, ALICO, INC., and in support thereof alleges:

GENERAL ALLEGATIONS

1. This is a Shareholder derivative action pursuant to Fla. Stat. 607.07401 to recover damages for Alico, Inc., a Florida profit corporation (hereinafter "ALICO") in excess of $1 million.

2. Alico is a land management company with its principal place of business in LaBelle, Florida.

3. Defendants, J. D. Alexander and J. R. Alexander are residents of Polk County, Florida.

4. Plaintiff, BAXTER G. TROUTMAN, derivatively as a Shareholder of and on behalf of Alico, Inc., (hereinafter "Plaintiff Troutman") is and was at all times material to the actions complained of herein a Shareholder in Alico.

5. Plaintiff Troutman did not make a demand on each of the Directors of Alico to institute on behalf of Alico the claims asserted herein because such demand would obviously be unavailing and futile.

6. A demand would be futile because it would be asking J. D. Alexander to bring suit against himself. The same would be true for John R. Alexander. Also, J. D. Alexander controls this Board.  Director Mutz has resigned so no majority can be reached to sue J. D. Alexander and J. R. Alexander.  Furthermore, Robert J. Viguet, Jr. is his roommate from college and Robert E. Lee Caswell is his brother-in-law and J. R. Alexander's son-in-law.

7. J. D. Alexander at all times material hereto was a Director on the Board of Alico.  J. D. Alexander is also the President and C.E.O. and on the Board of Directors of the Atlantic Blue Trust, Inc. (now known as Atlanticblue Group, Inc. www.atlanticblue.com).

8. J. R. Alexander at all times material hereto was a Director and Chairman of the Board of Alico as well as the President and C.E.O. of Atlantic Blue Trust, Inc.

9. Defendants, J. D. Alexander and John R. Alexander (hereinafter cumulatively "the Alexanders") wrongfully requested that Alico consider a restructuring, including the possibility of a merger with a company called Atlantic Blue Trust, Inc., and the payment of a special dividend to the Alexanders.

10. Atlanticblue Group, Inc. is headquartered in Lake Wales, Florida, and is a real estate management acquisition and development company that forms core business lines and a demonstrated understanding of responsible land management to properties in Central and South Central Florida.

11. Atlantic Blue Trust, Inc. at that time carried a significant amount of debt incurred in the buyout of Harriett Harris.

12. The Alexanders knowing about the Atlantic Blue Trust, Inc. debt asked Alico in bad faith to consider the restructuring and the payment of a special dividend to advance their own interests and to the detriment of non Atlantic Blue Trust, Inc. Stockholders of Alico.

13. The Alexanders insisted early in the process on the payment of a special dividend by Alico structured in a manner that would have the effect of further increasing their own shareholdings in Alico.

14. The following events among others reflected a disregard by the Alexanders for the principles of good corporate governance and independent professional management of Alico:

A. The Alexanders' self-serving efforts to circumvent the Alico Board's nominating committee procedures to nominate an Atlantic Blue Trust, Inc. Director to fill the vacancy on the Board created by the retirement of W. Bernard Lester;

B. The insistence by the Alexanders that John R. and John D. constitute a substantial part of the senior management team at Alico following the consummation of the payment of a special dividend; and

C. The Alexanders repeated insistence on the payment of a special dividend and that J. R. Alexander would serve for a period of two (2) or more years as "interim" Chief Executive Officer following the retirement of W. Bernard Lester, notwithstanding the Alico Board's repeated declarations of objection to such an arrangement.

                                15. In an effort to safeguard against the above-referenced concerns forced by the then Alico Independent Directors, the Independent Directors proposed that the Board and ABT, as applicable, adopt the following agreements and procedures:

A.            A standstill.   During the period ending the first business day following Alico's annual meeting the shareholders (the "Term") none of ABT, its shareholders and their respective affiliates would acquire beneficial ownership of (except pursuant to the pending restructuring proposal), or become part of a "group" with respect to "any shares of Alico's capital stock other than those reflected on ABT's December 16, 2004 Schedule 13D.

B.            The Board's composition; support for the Board.   During the Term, none of ABT, its shareholders and their respective affiliates would take any action to change the composition or size of the Board or the terms of the nominating committee charter or, except through ABT's representatives on the Board, take any action to affect the policies or management of Alico, or solicit or participate in solicitation of proxies except in accordance with the recommendation of the Board.

                C.             Senior Management.    The Board would promptly engage in an executive search firm for the purpose of undertaking an expedited search for, and recommendations as to, a CEO and certain other executive officers of Alico. The Independent Board proposed that candidates could include affiliates of ABT. Through in-depth screening and interviewing of all candidates presented pursuant to this process, the Independent Board would identify the best qualified persons and make all efforts to hire them on appropriate and customary terms.

                D.             Counsel and advisors.    In the event, the special committee of Independent Directors were to be dissolved, the Independent Directors would still be authorized to retain and compensate any legal, financial or other advisors the Independent Directors deemed necessary or appropriate to assist them in the exercise of their duties as Directors of the Board.

                E.             Procedural matters.    Alico would adopt customary advanced notice By-Laws for Director nominations and shareholder proposals and provisions allowing the Independent Board to require the establishment of a record date in connection with any written consent in lieu of a shareholder's meeting.

16. Notwithstanding extensive discussions at the Alico Board meetings the Independent Directors were unable at that meeting to obtain the Alexanders' agreement to the above-referenced terms.

17. As a matter of fact, the Alexanders tried to push through their ill advised proposal without concern to the wellbeing of Alico and its Shareholders. As a result, The Alexanders as Directors consciously ignored their duties to Alico.

18. Subsequently, the Independent Directors were informed by the Alexanders that upon further consideration, the Alexanders would not agree to any limitations on theirs and ABT's ability to remove and replace directors of the Board at any time and they required ABT be permitted to acquire additional shares of Alico's common stock up to approximately 49.6% of the outstanding common shares.

19. This unyielding position by the Alexanders on the ability to remove or replace Directors and the Alexanders' desire to increase ABT's ownership of is a clear case of the Alexanders exercising undue influence. Furthermore, if the Alexanders got their way, they would be able to exercise even more undue influence on the Independent Directors and Alico.

20. Furthermore, the Independent Directors did not believe the Alexanders and felt that the Alexanders' position called into question the longer viability of the other terms that the Alexanders had expressed their willingness to accept at that time.

21. As Directors of Alico, the Alexanders, negligently, carelessly, and intentionally failed to perform their duties so that funds and assets of the Nominal Defendant corporation Alico were wasted. By these aforementioned actions, Plaintiff Troutman and other similarly situated Shareholders, and the Nominal Defendant corporation Alico suffered great loss.

22. Based upon the foregoing and against the background of the Independent Board members' great concern that Alico was asked to consider by the Alexanders' payment of a special dividend which would disproportionately benefit the Alexanders and the ABT shareholders, the Alexanders' actions including those described above and their unwillingness to accept the crucial terms of the Independent Board members' proposal, caused the mass resignation of the Independent Directors of Alico.

23. Even after this mass resignation, the Alexanders continued to act in bad faith against Alico's best interest and continued to push forward their self-serving agenda. Their actions are so egregious that they can not have been the product of any sound business judgment.

24. As a direct and proximate result of this, Alico suffered over $1 million worth of damages.

25. Pursuant to Fla. Stat. 607.07401 the prevailing party in the instant case maybe awarded reasonable expenses for maintaining the proceeding, including reasonable attorney's fees.

26. Any denial by the Alico Board at this time to file a lawsuit against Senator J. D. Alexander and J. R. Alexander would be wrongful.

27. Plaintiff Troutman requests a trial by jury on all issues so triable.

WHEREFORE, Plaintiff, BAXTER G. TROUTMAN, derivatively as a Shareholder of and on behalf of Alico, Inc., a Florida profit corporation, requests:

1. That this Court use its discretion and grant a jury trial.

                                2. A determination of the losses sustained by the Defendant corporation Alico by reason of the wrongful acts and negligence of the Defendants, J. D. Alexander and J. R. Alexander.

3. That Defendants, J. D. Alexander and J. R. Alexander, be directed to pay to Defendant Alico the sums so found to be due and that judgment be entered against Defendants, J. D. Alexander and J. R. Alexander, in the amount found to be due in favor of Defendant corporation Alico.

4. Plaintiff, BAXTER G. TROUTMAN, derivatively as a Shareholder of and on behalf of Alico, Inc., a Florida profit corporation, be awarded reasonable expenses for maintaining this action, including reasonable attorney's fees and costs.

5. Plaintiff, BAXTER G. TROUTMAN, derivatively as a Shareholder of and on behalf of Alico, Inc., a Florida profit corporation, be granted such other and further relief as may be just.

FROST VAN DEN BOOM & SMITH, P.A.
By:/s/ John W. Frost, II
                                                                             John W. Frost
                                                                              Florida Bar No. 114877
                                                           Peter W. van den Boom
                                                                             Florida Bar No. 143601
                                                                              P.O. Box 2188
                                                                             Bartow, FL 33831-2188
                                                                              Telephone:863-533-0314
                                                                             Facsimile:863-533-8985
                                                                             ATTORNEYS FOR PLAINTIFF

VERIFICATION TO COMPLAINT

STATE OF FLORIDA                                                    )

COUNTY OF POLK                                                     )

BEFORE ME, the undersigned authority personally appeared BAXTER G. TROUTMAN, to me known to be the person described in and who executed the foregoing Verified Complaint, and who acknowledge the allegations and statements contained therein are true and of his knowledge and belief.

                                                                                                                                                /s/ Baxter G. Troutman
                                                                                                                                                                                            BAXTER G. TROUTMAN

                        SWORN TO AND SUBSCRIBED before me this 22 day of October, 2008, by BAXTER G. TROUTMAN, who is personally known to me or who produced                                 as identification and who was sworn under oath.

                                                                       /s/ Stacey Sellers
                                                                       Notary Public - State of Florida

Notary Pudic Slate of Florida Stacey Sellers My Commission DD651388 Expires 04/13/2011